Exhibit 21.1

JOHN BEAN TECHNOLOGIES CORPORATION SUBSIDIARY LIST

Legal Entity Name	Jurisdiction of Organization

John Bean Technologies Corporation	Delaware [USA]
John Bean Technologies LLC	Delaware [USA]
Jetway Systems Asia, Inc.	Delaware [USA]
JBT Equipment Finance LLC	Delaware [USA]
JBT Holdings LLC	Delaware [USA]
Tipper Tie, Inc.	Delaware [USA]
Avure U.S., Inc.	Delaware [USA]
Avure Technologies Incorporated	Delaware [USA]
A & B Process Systems Corp.	Wisconsin [USA]
A&B Renewable Gas Systems, LLC	Wisconsin [USA]
Innovative Food Technologies, LLC	Wisconsin [USA]
Precise Cutting and Conveying Systems, LLC	Wisconsin [USA]
The Mozza-Lessa Sales Company LLC	Wisconsin [USA]
FTNON USA Inc.	Delaware [USA]
Aircraft Maintenance Support Services Limited	United Kingdom
Barber Holdings Limited	United Kingdom
Barber Trading Limited	United Kingdom
E.M.D. S.A. de C.V.	Mexico
Food and Dairy Systems, S.L.	Spain
Fresh Leaf Holding B.V.	Netherlands
FTNON Almelo B.V.	Netherlands
FTNON Delft B.V.	Netherlands
FTNON Horst B.V.	Netherlands
International Packaging Solutions Limited	United Kingdom
JBT Food and Dairy Systems B.V.	Netherlands
JBT Food and Dairy Systems Mexico, S.A. de C.V.	Mexico
JBT Food and Dairy Systems SARL	France
JBT Holdings, B.V.	Netherlands
JBT International (Thailand) Ltd.	Thailand
JBT Malaysia Sdn. Bhd.	Malaysia
John Bean Technologies Chile Limitada	Chile
John Bean Technologies (Kunshan) Company Ltd.	China
John Bean Technologies (Ningbo) Company Ltd.	China
John Bean Technologies (Proprietary) Ltd.	South Africa
John Bean Technologies (Shanghai) Company Ltd.	China
John Bean Technologies (Shenzhen) Company Ltd.	China
John Bean Technologies (Thailand) Ltd.	Thailand
John Bean Technologies AB	Sweden
John Bean Technologies Argentina S.R.L.	Argentina
John Bean Technologies Australia Ltd.	Australia
John Bean Technologies B.V.	Netherlands
John Bean Technologies Canada Limited	Canada
John Bean Technologies de Mexico S. de R.L. de C.V.	Mexico
John Bean Technologies Europe B.V.	Netherlands

John Bean Technologies GmbH	Germany
John Bean Technologies Hong Kong Ltd.	Hong Kong
John Bean Technologies India Pvt. Ltd.	India
John Bean Technologies K.K.	Japan
JBT Kunshan Holdings Ltd.	Hong Kong
John Bean Technologies Ltd.	United Kingdom
John Bean Technologies Máquinas e Equipamentos Industriais Ltda.	Brazil
John Bean Technologies Middle East FZE	UAE
John Bean Technologies N.V.	Belgium
JBT Ningbo Holdings Ltd.	Hong Kong
John Bean Technologies NZ Limited	New Zealand
John Bean Technologies OOO	Russia
John Bean Technologies S.A.	France
John Bean Technologies S.P.A.	Italy
John Bean Technologies S.R.O.	Czech Republic
JBT Shanghai Holdings Ltd.	Hong Kong
JBT Shenzhen Holdings Ltd.	Hong Kong
John Bean Technologies Singapore Pte. Ltd.	Singapore
John Bean Technologies South Africa Holding B.V.	Netherlands
John Bean Technologies S.p. Z.o.o.	Poland
John Bean Technologies Spain Holding B.V.	Netherlands
John Bean Technologies Spain S.L.U.	Spain
John Bean Technologies Switzerland GmbH	Switzerland
Lacquey B.V.	Netherlands
PLF International Limited	United Kingdom
PT John Bean Technologies Indonesia	Indonesia
Newco 1001 Limited	United Kingdom
Schröder Maschinenbau GmbH & Co KG	Germany
Schröder Maschinenbau Verwaltungs GmbH	Germany
Shanghai FTNON Food Processing Equipment Co., Ltd.	China
Tipper Tie Alpina GmbH	Switzerland
Tipper Tie Technopack GmbH	Germany
Tipper Tie Technopack B.V.	Netherlands
John Bean Technologies Philippines Corp	Philippines